SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2005

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-13251	52-2013874
(Commission File No.)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 810-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On June 7, 2005, SLM Corporation (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Designation. The Certificate of Designation classified 4,000,000 unissued shares of Company preferred stock, par value $0.20 per share, as “Floating-Rate Non-Cumulative Preferred Stock, Series B” (the “Series B Preferred Stock”). The 4,000,000 shares of Series B Preferred Stock have the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Certificate of Designation. On June 8, 2005, the Company consummated its public offering of 4,000,000 shares of Series B Preferred Stock and expects that net proceeds to it from the sale of the Series B Preferred Stock, after deducting underwriting fees and before other fees and expenses of the offering, will be approximately $397 million.

     Copies of the (1) Certificate of Designation and (2) form of stock certificate evidencing the Floating-Rate Non-Cumulative Preferred Stock, Series B, are attached as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation designating the Company’s Floating-Rate Non-Cumulative Preferred Stock, Series B, par value $0.20 per share.

4.1	Form of stock certificate evidencing the Floating-Rate Non-Cumulative Preferred Stock, Series B, par value $0.20 per share.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SLM Corporation

Date: June 9, 2005	By:	/s/ JACK REMONDI

Name: Jack Remondi
Title: Executive Vice President, Finance

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designation designating the Company’s Floating-Rate Non-Cumulative Preferred Stock, Series B, par value $0.20 per share.

4.1	Form of stock certificate evidencing the Floating-Rate Non-Cumulative Preferred Stock, Series B, par value $0.20 per share.